UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Total Realty Trust Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dividend Capital Total Realty Trust Inc. 518 Seventeenth Street, 17th Floor Denver, Colorado 80202	IMPORTANT NOTICE

May 12, 2009

RE: Upcoming Annual Meeting of Stockholders

Dear Valued Stockholder:

We recently sent you information regarding the Annual Meeting of Stockholders (the “Annual Meeting”) of Dividend Capital Total Realty Trust Inc. (the “Company”). We are writing to ensure that we receive your important vote. If you have already voted your shares, we thank you for your participation.

Your vote is very important, regardless of the number of shares that you own. If you have not already done so, please take a moment to review the proxy materials previously mailed to you or provided on the Internet at www.proxyonline.com (once on this website, simply enter the 12-digit control number found on the enclosed proxy card) and cast your vote so that your shares may be represented in time for the Annual Meeting on June 29th at 2:00 p.m. Mountain Time.

Please note that an initially non-working phone number for voting by phone and obtaining more information was inadvertently printed in the materials that were previously sent to you. You may call 1-866-829-0135 for voting by phone and to obtain more information. We apologize for any inconvenience that you might have experienced if you were initially unable to reach our voting line.

Pursuant to the proxy materials previously mailed to you or provided on the Internet, the Company’s Board of Directors recommends a vote in IN FAVOR of the proposals.

IF YOU HAVE NOT ALREADY DONE SO, PLEASE VOTE TODAY so that your shares may be represented in time for the upcoming Annual Meeting. A duplicate proxy card is enclosed with this letter for your convenience. Should you have any questions regarding the proposals or to vote your shares by phone, please call this toll-free number 1-866-829-0135. The following voting options have been set up for your convenience.

1.      Vote by Telephone with a Proxy Representative. You may cast your vote by calling our toll-free proxy hotline at 1-866-829-0135. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2. Vote by Internet. You may cast your vote by logging on to www.proxyonline.com and entering the control number found on the enclosed proxy card.

3.      Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the Annual Meeting on June 29th.

Again, please do not hesitate to call toll-free 1-866-829-0135 if you have any questions regarding this matter. If you have already voted, we thank you again for your response. Thank you for your assistance with this important matter.

Sincerely,

Guy M. Arnold

President

Dividend Capital Total Realty Trust Inc.